            TERMINATION OF FUNDING AGREEMENT AND SETTLEMENT AGREEMENT

     THIS   TERMINATION   OF  FUNDING   AGREEMENT   AND   SETTLEMENT   AGREEMENT
("Agreement")  is  made  as of the 5th day of  February  2004,  to be  effective
February  1st,  2004,  by and between  Cognigen  Networks,  Inc.,  a  Washington corporation,  with offices at 7001 Seaview  Avenue NW,  Suite 210,  Seattle,  WA
98117 ("Cognigen"),  and David B. Hurwitz ("Hurwitz"),  Richard G. De Haven ("De
Haven") and Anthony  Sgroi  ("Sgroi"),  the  shareholders  and/or  principals of
InTandem  Communications  Corp.,  301 Oxford Valley Road,  Suite 506B,  Yardley,
Pennsylvania 19067 ("InTandem").

W I T N E S S E T H:

     WHEREAS,  each of  Hurwitz,  De Haven and  Sgroi  entered  into a  separate
Funding Agreement with Cognigen dated as of April 1, 2003; and

     WHEREAS,  each of Hurwitz, De Haven, Sgroi and Cognigen desire to terminate said Funding Agreement and all of its Schedules as set forth herein; and

     WHEREAS, Hurwitz, De Haven, Sgroi and Cognigen have agreed that in exchange for  Cognigen's  agreement to make  certain  payments to Hurwitz and De Haven as provided herein,  Hurwitz's,  De Haven's and Sgroi's ownership in InTandem shall terminate; and

     WHEREAS,  pursuant to this Agreement,  Hurwitz and De Haven are entitled to receive monthly buyout payments from Cognigen as provided herein, and

     WHEREAS,  the following are the material and essential terms and conditions agreed to by and among Cognigen and Hurwitz, De Haven and Sgroi for themselves.

     NOW,  THEREFORE,  In consideration of the mutual promises contained herein, the parties agree as follows:

1.   Cognigen  will  acquire  all of the  outstanding  common  stock  and  other securities of InTandem for $1.00 on the effective date of this Agreement.

2.   The  Funding  Agreement  and  all  of  its  Schedules  and  any  Employment
     Agreements  between  Hurwitz,   De  Haven,  Sgroi  and  InTandem  shall  be
     terminated effective on the date this Agreement is effective.

3.   At the  effective  date of this  Agreement,  InTandem  will have all of the assets it had as of January 1, 2004,  except as such assets have changed in the ordinary  cause of business of InTandem since January 1, 2004, and will have  ownership  of all work product that  InTandem,  Hurwitz,  De Haven or
     Sgroi has  developed on behalf of Cognigen or InTandem or at  Cognigen's or
     InTandem's behest.  The foregoing shall include,  without  limitation,  all database files,  data structures,  logic,  interfaces,  source code, object
     code,  queries,   methods,   architectures,   drawings,   diagrams,  notes,
     instructions,  test methods and test results, all in machine-readable form, as  well  as  all  intellectual  property  rights  related  to  all  of the foregoing.

4.   The only  liabilities  of InTandem on the effective  date of this Agreement and subsequent  hereto are the remaining lease  obligation for the Yardley,
     PA office,  the InTandem  liability for the existing  telephone  system and telephone  bills,  InTandem's  existing T-1 lease and any franchise fees or other  related  types of unpaid taxes  imposed on InTandem.  Hurwitz and De
     Haven  agree to  jointly  and  severally  indemnify  in respect of and hold
     Cognigen  and  InTandem  harmless  against,  any and all  damages,  claims, deficiencies,  losses and expenses,  including  reasonable  attorneys' fees resulting  from  InTandem  incurring any  liabilities  other than those set forth in this  paragraph.  If any liabilities are determined by Cognigen or
     InTandem to exist,  Cognigen shall have the right,  upon ten days notice to
     Hurwitz and De Haven, to set off the amount of payments due under paragraph five hereof to Hurwitz or De Haven until a determination  is made that such a liability does or does not exist.

5.   Cognigen will pay Hurwitz and De Haven a gross amount of $80,000 payable in increments of $5,000 on signing this Agreement, $5,000 on February 27, 2004 and  $10,000  per month on the last day of each month  commencing  with the month of March 2004.

6.   Cognigen will continue to pay all  commissions  earned on InTandem  related revenues to the InTandem agents.

7.   On the effective date of the  Agreement,  Hurwitz and De Haven will forfeit any  options  to  purchase  Cognigen  common  stock  that  they have or are entitled to under the Funding Agreement or their Employment Agreements with
     InTandem or Cognigen;

8.   Hurwitz,  De Haven  and  Sgroi  shall  not,  directly  or  indirectly,  for themselves  or for any  other  person  or  entity,  purposely  target  only end-user customers of Cognigen or InTandem.  It is understood that Hurwitz,
     De Haven and Sgroi and any entity with which any of them may be  affiliated
     may  engage  in  general  solicitations  of  prospective   customers,   via
     independent  agents,  including the Cognigen and InTandem  agents and those agents  secured by InTandem for Cognigen,  through print or the internet or any  other  media,  and that any and all such  general  advertisements  and solicitations  shall not be a  violation  for them or for any  entity  with which any of them may be affiliated.  Until February 9, 2005,  Hurwitz,  De
     Haven and Sgroi shall not,  directly or  indirectly,  for themselves or for any other person or entity,  solicit,  approach or otherwise interfere with any agents of Cognigen or  InTandem or any agents  secured by InTandem  for the  Cognigen  systems,  or  any  resellers,  carriers,  vendors  or  other contractors of Cognigen or InTandem,  for the purpose or with the effect of inducing such parties to move any of their existing end-user customers away from  Cognigen or  InTandem;  provided  that it shall not be a violation of this  section for  Hurwitz,  De Haven or Sgroi or for any entity with which they  may be  affiliated  or for any of the  resellers,  agents,  carriers, vendors  to do  business  with said  agents  for the  purposes  of  general solicitations of products not purposely targeted to only end-user customers of Cognigen or InTandem.

9.   A separate  Referral  Agreement  will be entered into for each  referral to
     Cognigen by Hurwitz  and/or De Haven  after this  Agreement  is  effective.
     Referral  agreements will provide residual commission as mutually agreed to by Hurwitz and/or De Haven and Cognigen.

10.  If the terms are  mutually  agreeable  to Cognigen  and  Hurwitz  and/or De
     Haven,  Cognigen  and  Hurwitz  and/or De Haven will enter into a marketing agreement  to  market  broadband  voice,  dial  around,  and other IP based services.

11.  Hurwitz and De Haven will assist Cognigen in negotiating  with the landlord for the  Yardley,  PA office to  attempt  to  reduce  InTandem's  liability therefor and will assist Cognigen in transitioning  InTandem's  business to
     Cognigen's Rochester, NY office.

12.  Hurwitz,  De Haven and Sgroi hereby fully and completely  release and waive any and all  claims,  complaints,  causes of action and demands of whatever kind  which  they have or may have  against  Cognigen  or  InTandem,  their directors,  employees,  agents,  representatives,  successors  and assigns, rising from or relating to any conduct, action, decision or event occurring on prior to the effective date of this Agreement. This release includes but is not  limited  to any and all  claims,  complaints,  causes  of action or demands which Hurwitz, De Haven or Sgroi have or may have against the above referenced released parties relating in any way to Cognigen's or InTandem's hiring of Hurwitz,  De Haven or Sgroi,  their  association with Cognigen or
     InTandem, or the termination of their employment with Cognigen or InTandem.
     Cognigen fully and completely  releases and waives all claims,  complaints, causes of action and demands of  whatever  kind which  Cognigen  has or may have  against  Hurwitz,  De Haven and Sgroi  rising from or relating to any conduct,  action,  decision  or  event  by them  occurring  on prior to the effective date of this Agreement.  This release includes but is not limited to any and all  claims,  complaints,  causes of actions  or  demands  which
     Cognigen has or may have against  Hurwitz,  De Haven and Sgroi  relating in any way to their employment, association or termination of their employment with Cognigen or InTandem.

IN WITNESS  WHEREOF,  the undersigned  acknowledge  that they have executed this
Instrument as their free and voluntary  act, for the uses and purposes set forth herein on the dates set forth below.

Cognigen Networks, Inc.

By:      /s/ Thomas S. Smith                           /s/ David B. Hurwitz
    ----------------------------------------      ------------------------------
             Thomas S. Smith, President & CEO              David B. Hurwitz
Date:    2/6/04                                     Date:  2/5/04

By:     /s/ Richard G. De Haven                    /s/ Anthony Sgroi
    -----------------------------------          -------------------------------
            Richard G. De Haven                        Anthony Sgroi
Date:    2/5/04                                    Date:  2/5/04